Exhibit 10.16(f)
SIXTH AMENDMENT TO LEASE
          THIS AMENDMENT, dated this 13th day of October, 2009, between CLP INDUSTRIAL PROPERTIES, LLC, a Delaware limited liability company (“Lessor”) and SKECHERS USA, INC., a Delaware corporation (“Lessee”), for the premises located in the City of Ontario, County of San Bernardino, State of California, commonly known as 1777 South Vintage Avenue (the “Premises”).
W I T N E S S E T H:
          WHEREAS, Lessor and Lessee, entered into that certain Lease dated November 21, 1997, as amended by the First Amendment to Lease dated April 26, 2002, as amended by the Second Amendment to Lease dated May 14, 2002, as amended by the Third Amendment to Lease dated May 7, 2007, as amended by the Fourth Amendment to Lease dated November 10, 2007 and as amended by the Fifth Amendment to Lease dated November 20, 2008 (hereinafter collectively referred to as the “Lease”); and
          WHEREAS, Lessor and Lessee desire to amend the Lease as more fully set forth below.
          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
Definitions. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.
1.	Term. The Term of the Lease shall be extended for an eighteen (18) month period beginning January 1, 2010 and ending June 30, 2011 (“Extension Term)”.
2.	Annual Rent and Monthly Installment of Rent (Article 3). The Annual Rent and Monthly Installment of Rent for the Extension Term shall be as follows:

Period		Rentable	Annual Rent		Monthly
		Square	Per Square		Installment
from	through	Footage	Foot	Annual Rent	of Rent
01/1/2010	06/30/2011	284,559	$4.32	$1,229,294.88	$102,441.24
3.	Incorporation. Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.
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Initials
Sixth Amendment to Lease

4.	Limitation of Lessor’s Liability. Redress for any claim against Lessor under this Amendment and the Lease shall be limited to and enforceable only against and to the extent of Lessor’s interest in the Building. The obligations of Lessor under this Amendment and the Lease arc not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Lessor be liable to Lessee hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
          IN WITNESS WHEREOF, Lessor and Lessee have executed the Amendment as of the day and year first written above.

LESSOR:			LESSEE:

CLP INDUSTRIAL PROPERTIES, LLC,			SKECHERS USA, INC.,
a Delaware limited liability company			a Delaware corporation

By: RREEF Management Company,
a Delaware corporation, Authorized Agent

By:	/s/ Elaine M. Seaholm		By:	/s/ David Weinberg

	Name:	Elaine M. Seaholm		Name:	David Weinberg
	Title:	Vice President / District Manager		Title:	Chief Operating Officer
	Dated:	10/26/09		Dated:

			By:	/s/ Frederick H. Schneider, Jr.

				Name:	Frederick H. Schneider, Jr.
				Title:	Chief Financial Officer
Dated:

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Sixth Amendment to Lease